AMENDMENT TO SHARE PURCHASE AGREEMENT



AMENDMENT TO SHARE PURCHASE AGREEMENT, dated as of September 1, 1993 (this Amendment), among UNIONAMERICA ACQUISITION COMPANY LTD., an English private company limited by shares (Buyer), UNIONAMERICA HOLDINGS LTD., an English private company limited by shares (Parent), and THE CONTINENTAL CORPORATION, a New York corporation (Seller).

                                WITNESSETH:

WHEREAS, Buyer, Parent and Seller have entered into that certain
Share Purchase Agreement, dated as of June 30, 1993 (the Share
Purchase Agreement);

WHEREAS, Buyer, Parent and Seller have agreed to amend the Share
Purchase Agreement as set forth herein; and

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Share
Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  AMENDMENT TO SECTION 1

Section 1 of the Share Purchase Agreement is amended by the addition of a new Section 1.3 which reads in its entirety as follows:

"SECTION 1.3 New Holding Company

(a) Seller undertakes to Parent that it will forthwith after receiving notice that the board of directors of Parent (the Board) has resolved that all the members of Parent (the Shareholders) should be required to effect an exchange of shares as provided in this clause:

     (1) if so requested by the Board, take (in its capacity as a Shareholder) all such actions (including but not limited to the exercise of voting rights) and execute all such documentation as the Board shall reasonably determine to be necessary to convert all shares then held by Seller in Parent to share warrants to bearer; and/or

     (2) take (in its capacity as a Shareholder) all such actions (including but not limited to the exercise of voting rights) as the Board shall reasonably determine to be necessary to transfer the whole of its legal and beneficial interest in all shares then held by it in Parent to a newly incorporated public company (Newco) in consideration for the issue by Newco to it of, in respect of each share so transferred, one share of the same nominal amount and same class in the capital of Newco and having the same rights and being subject to the same restrictions, mutatis mutandis, in each case as its shares in Parent prior to such transfer, so that immediately after the completion of such transfer the issued share capital of Newco comprises (apart from not more than two initial subscribers' shares of a nominal value of not more that $1 or 1 pound each) the same number of shares with the same nominal amount and of the same classes as the issued share capital of Parent immediately prior to such transfer.

(b) The obligations of Seller in Section 1.3(a) are subject to the satisfaction in full, prior to or simultaneously with the performance of such obligations, of each of the following conditions precedent (any one or more of which may be waived by Seller):

     (1) Seller shall in its sole discretion be satisfied that it will suffer no immediate or delayed adverse tax consequence as a direct or indirect result of the performance of its obligations or shall have received a written indemnity from Newco in terms reasonably satisfactory to it against any such liability that may occur.

     (2) All Shareholders shall take steps identical, mutatis mutandis, to those taken by Seller pursuant to this clause in relation to the shares held by them in Parent such that Parent becomes immediately after such steps have been taken a wholly owned subsidiary of Newco.

     (3) All representations and warranties of Buyer and Parent contained in Article IV shall be true, complete and accurate as of the time of the performance of the obligations set out in Section 1.3(a) as if reference therein to Buyer or Parent were to Newco (save that the reference in Section 4.1 to a "private company" shall be replaced by a reference to a "public company" and the references to licenses and authorizations shall be deemed to exclude the necessary certificate under Section 117 of the Companies Act 1985 which certificate will be obtained forthwith after the completion of the steps to be taken by the Shareholders and the Seller as referred to above); as if references to the Transaction Documents or to the Agreement were to the documents necessary to perform the obligations set out in this Section; as if references to the Closing were to the performance in full of the obligations set out in Section 1.3(a) and references to the Closing Date were to the date of such performance; as if reference to the Buyer Shares were to the shares to be transferred by Seller pursuant to this Section; and as if references to the A Senior Preference Shares and the B Senior Preference Shares and the Senior Preference Shares were, respectively, to the shares to be issued by Newco pursuant to this Section 1.3 in exchange for those shares.

(c) Contemporaneously with and as conditions precedent to the performance by Seller of its obligations pursuant to Section
     1.3(a):

     (1) Parent shall procure that Newco shall deliver to Seller, and Newco shall have delivered to Seller, a legally binding document containing in terms reasonably satisfactory to Seller warranties and indemnities in the terms described in Section 1.3(b)(3), and containing in favor of Seller indemnification provisions identical, mutatis mutandis, to those set out in Sections 8.1, 8.2(c) and (d) and 8.3 and subject to limitations only as set out therein.

     (2) Seller shall enter into and Parent shall procure that Newco shall enter into agreements having the same effect, mutatis mutandis, as the Contingent Payment Agreement and the Senior Preference Share Support Agreement (the Replacement Agreements) on the basis that the Replacement Agreements shall be read and construed as if they had been entered into on the Closing Date and as if the acts and omissions of Seller and Parent respectively in relation to or in connection with the Contingent Payment Agreement and the Senior Preference Share Support Agreement were and had been the acts and omissions of Seller and Newco in relation to the Replacement Agreements or in connection therewith and so that without prejudice to the generality of the foregoing Newco will assume all liability under the Replacement Agreements which Parent would have had in relation to or arising out of or in connection with the Contingent Payment Agreement and the Senior Preference Share Support Agreement and so that all references in the Replacement Agreements replacing the Senior Preference Share Support Agreement to the Company or Buyer shall refer also to Parent; and with effect from the entry into of the Replacement Agreements Seller and Parent shall mutually release each other from all obligations and liabilities, actual, contingent or otherwise, under the Contingent Payment Agreement and Senior Preference Share Support Agreement."

SECTION 2.  AMENDMENT TO SECTION 9.8

Section 9.8 of the Share Purchase Agreement is amended to read in its entirety as follows:


"SECTION 9.8.  Binding Effect; Assignment

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that (a) Parent may assign, in its sole discretion, any or all of its rights and interests hereunder to Buyer and (b) Buyer and Parent may assign, in their sole discretion, any or all of their respective rights and interests hereunder to, and grant a security interest with respect thereto for the benefit of, any and all Persons providing the financing referred to in Section 6.1(h) and any and all Persons providing subsequent refinancings, if any, of such financing."

SECTION 3.  EFFECT UPON SHARE PURCHASE AGREEMENT AND TRANSACTION
DOCUMENTS

(a) On and after the date hereof, each reference in the Share Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Share Purchase Agreement in any other Transaction Document or any other document, shall mean and be a reference to the Share Purchase Agreement as amended hereby.

(b) Except as specifically amended in Sections 1 and 2, the Share Purchase Agreement shall remain in full force and effect and all of its terms and conditions are hereby ratified and confirmed.

(c) The execution and delivery of this Amendment by the parties hereto shall not, except as expressly provide herein, operate as a waiver of any right, power or remedy of any party under the Share Purchase Agreement, any Transaction Document or any related document, or constitute a waiver of any provision thereunder.

SECTION 4.  EXECUTION IN COUNTERPARTS

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

SECTION 5.  GOVERNING LAW

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the date first above written.


                         UNIONAMERICA ACQUISITION COMPANY LTD.


                         By:  /s/Paul H. Warren
                              Name:  Paul H. Warren
                              Title: Director



                         UNIONAMERICA HOLDINGS LTD.


                         By:  /s/Paul H. Warren
                              Name:  Paul H. Warren
                              Title: Director



                         THE CONTINENTAL CORPORATION


                         By:  /s/J. Heath Fitzsimmons
                              Name:  J. Heath Fitzsimmons
                              Title: Senior Vice President
                                     and Chief Financial Officer